UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019 (December 21, 2019)

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Ringling Blvd., Suite 310, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

Vislink Technologies, Inc. (the “Company”) has accepted Raymond M. Sidney’s resignation from his position as a member of the Company’s Board of Directors (the “Board”), effective January 1, 2020. Mr. Sidney’s resignation was not as a result of any disagreements with the Company.

Biographical information for Mr. Sidney has previously been disclosed on the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 3, 2019.

(d) Election of Director

In connection with Mr. Sidney’s decision to retire, on December 12, 2019, the Board elected to offer Ralph Faison to become a member of the Board, effective January 1, 2020. On December 21, 2019, Mr. Faison formally accepted the Board’s offer. Mr. Faison currently serves as Chairman of Arlo Technologies, Inc., a home automation company that offers a cloud-based platform with a variety of connected devices. He is also on the boards of the following companies: Wilson Electronics, a global designer and manufacturer of cellular signal boosters, antennas and related components; and GiGA IO Networks, a privately held startup providing breakthrough interconnect performance to cluster-based computing.

Mr. Faison previously served as a Director of Amber Road, Inc., a cloud-based global trade management software-as-a-service (SaaS) provider, Director of Netgear Corp., Executive Chairman of Blinq Networks, Chairman, President & Chief Executive Officer of Pulse Electronics Corp., President, Chief Executive Officer and Director at Andrew Corp., President, Chief Executive Officer and Director at Celiant Corp., and Vice President—New Ventures Group at Lucent Technologies, Inc. Prior to joining Lucent, Mr. Faison held various executive positions at AT&T, including Vice President and General Manager of AT&T’s Wireless Business Unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand.

Mr. Faison received an undergraduate degree from Georgia State University and a graduate degree from Stanford University.

It has not been determined whether Mr. Faison will be named to any Board committees.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Faison.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On December 26, 2019, the Company issued a press release announcing the resignation of Mr. Sidney as a member of the Board and (ii) the election of Mr. Faison as a member of the Board. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2019	VISLINK TECHNOLOGIES, INC.

	By:	/s/ Roger Branton
	Name:	Roger Branton
	Title:	Chief Executive Officer